SECURITIES AND EXCHANGE COMMISSION

                      WASHINGTON, D.C.  20549

                             FORM 8-K

                          CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): AUGUST 29, 1996

                  ARTISTIC GREETINGS INCORPORATED
      (Exact Name of Registrant as specified in its Charter)

     DELAWARE           0-7513              16-0909929
  (State or other       (Commission        (IRS Employer
    jurisdiction        File Number)        Identification No.)
  of incorporation)

             ONE KOMER CENTER, ELMIRA, NEW YORK 14902
             (Address of Principal Executive Offices)

      Telephone Number, including area code:  (607) 737-5235

Former   name  or  former  address,  if  changed  since  last  report:  Not
Applicable.

ITEM 5. OTHER EVENTS.

     On August 29, 1996, Artistic Greetings Incorporated (the "Company") completed an outsourcing transaction with John H. Harland Company ("Harland"). This transaction consisted of two parts: (1) the cash purchase by Harland of the Company's check production assets for their book value of approximately $3.48 million; and (2) the outsourcing of the Company's check production to Harland at a fixed cost per box.

     The Company used the proceeds received from the sale of its check production assets to pay off two equipment term loans that had been used to fund the purchase of those assets.

     The  Master Agreement, Fulfillment Agreement  and Equipment   Purchase
Agreement that collectively constitute this outsourcing transaction are filed as exhibits to this Report.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (c)  EXHIBITS. See Exhibit Index.


                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                              ARTISTIC GREETINGS INCORPORATED
                                   (Registrant)

Date:  September 20, 1996     By:  /S/ THOMAS C. WYCKOFF

                                   Title: Senior VP and General Counsel

                           EXHIBIT INDEX


EXHIBIT
NUMBER         DESCRIPTION                              PAGES

10-1      Master Agreement between Artistic Greetings   Filed herewith
          Incorporated and John H. Harland Company, dated August 29, 1996

10-2      Fulfillment Agreement between Artistic        Filed herewith
          Greetings Incorporated and                    [NOTE: This Exhibit
          John H. Harland Company,                      is the subject of a
          dated August 29, 1996                         request for
                                                        Confidential Treatment
                                                        before the SEC]

10-3      Agreement for Purchase of Equipment between   Filed herewith
          Artistic Greetings Incorporated and
          John H. Harland Company, dated
          August 29, 1996